Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Quarterly Earnings of $77 Million
Loans Grow 9% on Annualized Basis
TULSA, Okla. (Wednesday, April 30, 2014) - BOK Financial Corporation reported net income of $76.6 million or $1.11 per diluted share for the first quarter of 2014. Net income was $73.0 million or $1.06 per diluted share for the fourth quarter of 2013 and $88.0 million or $1.28 per diluted share for the first quarter of 2013.

Steven G. Bradshaw, Chief Executive Officer, stated, “We are executing well on our strategic objectives, and as a result the first quarter was solid for BOK Financial Corporation. Sustained loan growth, sequential revenue growth from key fee-generating lines of business, and careful expense controls led to a strong bottom line. Credit quality remains pristine with net recoveries in the quarter, and our capital base remains at industry-leading levels.”
Bradshaw added, “We also closed on our acquisition of GTRUST Financial Corporation, and announced the acquisition of MBM Advisors during the quarter. Each of these acquisitions strengthens our presence in an important growth market while bringing a new wealth management product line that can be delivered across the footprint.”
Highlights of first quarter of 2014 included:

•
Net interest revenue totaled $162.6 million for the first quarter of 2014 compared to $166.2 million for the fourth quarter of 2013. Net interest margin was 2.71% for the first quarter of 2014, and 2.74% for the fourth quarter of 2013.

•	Fees and commissions revenue totaled $140.9 million for the first quarter of 2014 compared to $142.4 million for the fourth quarter of 2013.

•
Operating expenses were $185.1 million for the first quarter, a decrease of $30.3 million compared to the previous quarter. Personnel expense decreased $21.2 million. The Company reversed $15.5 million accrued in 2011 through 2013 for amounts payable to certain executive officers under the 2011 True-Up Plan. Non-personnel expense decreased $9.1 million.

•
No provision for credit losses was recorded in the first quarter of 2014 compared to an $11.4 million negative provision for credit losses in the fourth quarter of 2013. BOK Financial had a net recovery of $2.5 million for the first quarter of 2014 compared to a net recovery of $3.0 million in the previous quarter.

•
The combined allowance for credit losses totaled $190 million or 1.45% of outstanding loans at March 31, 2014 compared to $187 million or 1.47% of outstanding loans at December 31, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $153 million or 1.18% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2014 and $155 million or 1.23% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2013.

•
Average loans increased by $486 million over the previous quarter due primarily to growth in commercial loans. Average commercial loans were up $234 million and average commercial real estate loans increased $252 million. Period-end outstanding loan balances were $13.1 billion at March 31, 2014, a $286 million increase over December 31, 2013. Commercial loan balances increased $108 million and commercial real estate loans increased $216 million.

•
Average deposits increased $360 million over the previous quarter. Growth in interest-bearing transaction accounts was partially offset by a decrease in demand and time deposit balances. Period-end deposits were $20.4 billion at March 31, 2014, a $120 million increase over December 31, 2013, primarily due to growth in demand deposit balances.

•
The Company's Tier 1 common equity ratio, as defined by banking regulations, was 13.59% at both March 31, 2014 and December 31, 2013. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratio was 13.77% at both March 31, 2014 and December 31, 2013. Total capital ratio was 15.55% at March 31, 2014 and 15.56% at December 31, 2013. The Company's leverage ratio was 10.17% at March 31, 2014 and 10.05% at December 31, 2013.

•
The Company paid a regular quarterly cash dividend of $28 million or $0.40 per common share during the first quarter of 2014. On April 29, 2014, the board of directors approved a quarterly cash dividend of $0.40 per common share payable on or about May 30, 2014 to shareholders of record as of May 16, 2014.

Net Interest Revenue
Net interest revenue decreased $3.6 million compared to the fourth quarter of 2013. Net interest margin was 2.71% for the first quarter of 2014, compared to 2.74% for the fourth quarter of 2013.
The yield on average earning assets was 2.99%, a decrease of 3 basis points compared to the prior quarter. The loan portfolio yield decreased 12 basis points from the previous quarter to 3.89% primarily due to continued market pricing pressure and improved credit quality of new loans. The yield on the available for sale securities portfolio increased 2 basis points to 1.91%. Cash flows received from payments on the securities portfolio funded loan growth or reduced short-term borrowings. Excess cash flows were reinvested in short-duration securities that yield nearly 2%. Funding costs decreased 1 basis point compared to the prior quarter to 0.41%.
Average earning assets increased $16 million during the first quarter of 2014. Growth in average loan balances of $486 million over the previous quarter was offset by a $358 million decrease in the available for sale securities portfolio. The average balance of interest-bearing cash and cash equivalents, trading securities, restricted equity securities and residential mortgage loans held for sale all decreased compared to the prior quarter. Average deposits increased $360 million and the average balance of borrowed funds decreased $218 million compared to the fourth quarter of 2013.
Steven Nell, Chief Financial Officer, stated, "We are executing our plan to reduce the size of our bond portfolio to position the balance sheet for a rising rate environment. During the first quarter, the bond portfolio decreased by $213 million, and by the end of 2014 our goal is to reduce it by $1 billion total. The strong loan growth we are experiencing is enabling us to accomplish this goal while minimizing the impact on net interest income."
Fees and Commissions Revenue
Fees and commissions revenue totaled $140.9 million for the first quarter of 2014, a decrease of $1.5 million compared to the fourth quarter of 2013. The fourth quarter of 2013 included $2.0 million from the favorable resolution of a lawsuit.
Brokerage and trading revenue increased $1.0 million over the prior quarter. Retail brokerage and investment banking revenue both increased, partially offset by a decrease in customer hedging revenue. Securities trading revenue was largely unchanged compared to the prior quarter.
Mortgage banking revenue totaled $22.8 million for the first quarter of 2014, an increase of $968 thousand over the fourth quarter of 2013. Revenue from mortgage loans production was up $721 thousand. Loan production revenue is largely recognized at the time the commitment to originate the mortgage loan is made. Outstanding commitments to originate mortgage loans grew by $129 million over December 31 to $388 million at March 31. Residential mortgage loans funded for sale totaled $728 million, a decrease of $121 million compared to the previous quarter. Approximately 38% of loans originated in the first quarter were through correspondent channels, compared to 39% in the previous quarter. Origination from the Home Direct mortgage origination channel grew to 7% of loans originated in the first quarter. Refinanced mortgage loans represented 32% of loans originated for sale in the first quarter of 2014 compared to 29% in the fourth quarter of 2013. Revenue from mortgage loan servicing grew by $247 thousand due to an increase in the volume of loans serviced.

Fiduciary and asset management revenue grew by $648 thousand over the fourth quarter of 2013 primarily due to the increase in the fair value of assets managed. Deposit service charges and fees decreased $751 thousand. Overdraft fees decreased, partially offset by increased service fees on commercial accounts. Transaction card revenue was unchanged compared to the prior quarter. Growth in merchant services fees was offset by a decrease in interchange fees paid on debit cards issued by the Company.
Operating Expenses
Total operating expenses were $185.1 million for the first quarter of 2014, a decrease of $30.3 million compared to the fourth quarter of 2013.
Personnel costs decreased $21.2 million compared to the fourth quarter of 2013. The accrual for amounts payable to certain executive officers of the Company under the 2011 True-Up Plan was reduced by $15.5 million based on information published by peer banks during the first quarter of 2014 in their annual proxy filings. The accrual amount is determined based on the compensation levels of comparable senior executives at a defined group of peer banks. The composition of this peer group and related compensation levels of senior executives both changed based on annual proxy filings. The expense recognized for the 2011 True-Up Plan in the fourth quarter of 2013 was $4.5 million. Amounts due under the 2011 True-Up Plan, which is currently accrued at $54 million, will be paid in May 2014.
Personnel costs during the first quarter of 2014 were also adjusted downward by $1.7 million to reflect changes in deferred compensation owed to certain executive officers. This adjustment was offset by decrease in the value of specific assets held as an economic hedge against the deferred compensation liability. The decreased value of these assets is reported in Gain (loss) on other assets, net.
Non-personnel expense decreased $9.1 million compared to the fourth quarter of 2013. Mortgage banking costs decreased $3.4 million compared to the prior quarter primarily due to lower provisions for losses related to mortgage loans sold with standard representations and warranties and losses related to repurchases of loans sold to U.S. government agencies that no longer qualify for sale accounting. The Company also finalized hold-back claims related to purchased mortgage loan servicing rights which reduced expenses by $1.3 million in the first quarter. Other expenses decreased $2.5 million, professional fees and services expense decreased $2.4 million and net occupancy expense decreased $2.2 million compared to the fourth quarter. BOK Financial made a $2.4 million discretionary contribution of appreciated stock to the BOKF Foundation during the first quarter. This contribution also resulted in a $1.2 million reduction in income tax expense.

Loans, Deposits and Capital
Loans
Outstanding loans were $13.1 billion at March 31, 2014, an increase of $286 million over the previous quarter. Commercial and commercial real estate balances grew over the prior quarter, partially offset by a decrease in residential mortgage and consumer loan balances.
Outstanding commercial loan balances increased $108 million or 5% on an annualized basis over December 31, 2013 primarily due to a $122 million increase in healthcare sector loans. Manufacturing sector loan balances grew by $52 million and wholesale/retail sector loans were up $25 million over the prior quarter. Service sector loans decreased $50 million and integrated food services loans decreased $24 million. Energy and other commercial and industrial loans were also down compared to December 31, 2013. Unfunded energy loan commitments increased by $117 million in the first quarter to $2.6 billion. All other unfunded commercial loan commitments totaled $3.5 billion at March 31, 2014, a decrease of $53 million compared to December 31, 2013.
Commercial real estate loans grew by $216 million or 9% over December 31, 2013. Loans secured by multifamily residential properties were up $86 million. Loans secured by industrial facilities increased $61 million. Retail sector loans grew by $54 million and loans secured by office buildings increased $25 million over the prior quarter. Construction and land development loan balances decreased $21 million. Unfunded commercial real estate loan commitments totaled $524 million at March 31, 2014, an $11 million decrease from December 31, 2013.
Residential mortgage loans decreased $33 million compared to December 31, 2013, due primarily to a decrease in non-government guaranteed permanent mortgage loan balances. Home equity loans also decreased compared to the prior quarter. Consumer loans decreased $5.6 million compared to the prior quarter.

Daniel H. Ellinor, Chief Operating Officer, noted, “Loan growth has been strong all across the commercial banking line of business. Our healthcare group continues to execute well and generated continued double-digit annualized loan growth in the first quarter. Commercial real estate is also accelerating, with nine percent loan growth in the first quarter driven by highly-rated borrowers in the multifamily, retail, and industrial markets. While our core energy specialty lending group remained flat during the quarter, the lending pipeline is the strongest it has been in over a year. Our exploration and production portfolio was up $50 million during the quarter. In total, we continue to expect mid to high single-digit annualized loan growth for the balance of 2014.”
Ellinor added, “The market remains intensely competitive with continued price competition across all lending lines. Accordingly, spreads continue to narrow. However, we have the ability to compete on price while remaining disciplined on credit structure. Our diversified fee-generating businesses give us the opportunity to drive additional revenue from new borrowers. In addition, average spreads during the quarter were impacted by $100 million in net new loans to investment-grade municipal and commercial borrowers.”

Deposits
Deposits totaled $20.4 billion at March 31, 2014, an increase of $120 million over December 31, 2013. Demand deposit balances grew by $156 million and savings account balances were up $33 million over the prior quarter. Interest-bearing transaction account balances decreased $34 million and time deposits decreased $34 million. Among the lines of business, commercial deposits increased $99 million, consumer deposits increased $125 million and wealth management deposits decreased $165 million. Growth in commercial deposit balances was primarily due to growth in balances attributed to treasury service customers. Growth in commercial and industrial and small business customer balances were partially offset by a decrease in balances attributed to energy and healthcare customers during the first quarter.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at March 31, 2014. The Company's Tier 1 capital ratio was 13.77% at both March 31, 2014 and December 31, 2013. The total capital ratio was 15.55% at March 31, 2014 and 15.56% at December 31, 2013. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 10.06% at March 31, 2014 and 9.90% at December 31, 2013.
In July 2013, banking regulators issued the final rule revising regulatory capital rules for substantially all U.S. banking organizations. The new capital rule will be effective for BOK Financial on January 1, 2015. The new capital rule establishes a 7% threshold for the Tier 1 common equity ratio consisting of a minimum level plus a capital conservation buffer. The Company expects to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital, consistent with the treatment under current capital rules. BOK Financial's Tier 1 common equity ratio based on the existing Basel I standards was 13.59% as of March 31, 2014. Based on our interpretation of the new capital rule, our estimated Tier 1 common equity ratio on a fully phased-in basis would be 12.60%, 560 basis points above the 7% regulatory threshold.
Credit Quality
Nonperforming assets totaled $256 million or 1.94% of outstanding loans and repossessed assets at March 31, 2014 compared to $248 million or 1.92% of outstanding loans and repossessed assets at December 31, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $153 million or 1.18% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2014 and $155 million or 1.23% at December 31, 2013, a decrease of $2.2 million.
Nonaccruing loans totaled $105 million or 0.80% of outstanding loans at March 31, 2014 compared to $101 million or 0.79% of outstanding loans at December 31, 2013. New nonaccruing loans identified in the first quarter totaled $16.2 million, offset by $7.5 million in payments received, $2.8 million in charge-offs and $2.3 million in foreclosures and repossessions. At March 31, 2014, nonaccruing commercial loans totaled $19 million or 0.24% of outstanding commercial loans, nonaccruing commercial real estate loans totaled $39 million or 1.49% of outstanding commercial real estate loans, and nonaccruing residential mortgage loans totaled $45 million or 2.25% of outstanding residential mortgage loans.

BOK Financial had a net recovery of $2.5 million for the first quarter of 2014 compared with a net recovery of $3.0 million for the fourth quarter of 2013. Gross charge-offs totaled $2.8 million for the first quarter, compared to $3.1 million for the previous quarter. Recoveries totaled $5.4 million for the first quarter of 2014 and $6.1 million for the fourth quarter of 2013.
After evaluating all credit factors, the Company determined that no provision for credit losses was necessary during the first quarter of 2014. The combined allowance for credit losses totaled $190 million or 1.45% of outstanding loans and 181.46% of nonaccruing loans at March 31, 2014. The allowance for loan losses was $188 million and the accrual for off-balance sheet credit losses was $1.7 million.
Real estate and other repossessed assets totaled $96 million at March 31, 2014, primarily consisting of $60 million of 1-4 family residential properties (including $46 million guaranteed by U.S. government agencies), $15 million of developed commercial real estate properties, $13 million of undeveloped land and $6.5 million of residential land and land development properties.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.9 billion at March 31, 2014 and $10.1 billion at December 31, 2013. At March 31, 2014, the available for sale portfolio consisted primarily of $7.5 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At March 31, 2014 the available for sale securities portfolio had a net unrealized gain of $15 million compared to a net unrealized loss of $38 million at December 31, 2013. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at March 31, 2014 increased $42 million during the first quarter to a net unrealized gain of $38 million at March 31, 2014. Commercial mortgage-backed securities had a net unrealized loss of $36 million at March 31, 2014, compared to a net unrealized loss of $44 million at December 31, 2013.
In the first quarter of 2014, the Company recognized net gains of $1.2 million from sales of $531 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or sold to reinvest those proceeds into shorter average life securities. Net gains from sales of $270 million of available for sale securities in the fourth quarter of 2013 totaled $1.6 million.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to fluctuations in residential mortgage interest rates during the first quarter of 2014, the value of our mortgage servicing rights decreased by $4.5 million. The value of securities and interest rate derivative contracts held as an economic hedge increased by $3.6 million.

Conference Call and Webcast

The Company will hold a conference call at 9:00 a.m. central time on Wednesday, April 30, 2014 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-317-6016.  A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10043696.

About BOK Financial Corporation
BOK Financial is a $27 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2014 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2014	December 31, 2013	March 31, 2013
ASSETS
Cash and due from banks	$645,435	$512,931	$458,471
Interest-bearing cash and cash equivalents	708,571	574,282	487,146
Trading securities	86,571	91,616	206,598
Investment securities	668,976	677,878	589,271
Available for sale securities	9,933,723	10,147,162	11,059,145
Fair value option securities	160,884	167,125	210,192
Restricted equity securities	85,643	85,240	119,988
Residential mortgage loans held for sale	226,512	200,546	286,211
Loans:
Commercial	8,051,706	7,943,221	7,418,305
Commercial real estate	2,631,407	2,415,353	2,285,160
Residential mortgage	2,018,675	2,052,026	2,012,450
Consumer	376,066	381,664	377,649
Total loans	13,077,854	12,792,264	12,093,564
Allowance for loan losses	(188,318)	(185,396)	(205,965)
Loans, net of allowance	12,889,536	12,606,868	11,887,599
Premises and equipment, net	279,257	277,849	270,130
Receivables	114,437	117,126	116,028
Goodwill	364,570	359,759	359,759
Intangible assets, net	31,561	24,564	27,117
Mortgage servicing rights, net	153,774	153,333	109,840
Real estate and other repossessed assets, net	95,515	92,272	102,701
Derivative contracts, net	218,507	265,012	320,473
Cash surrender value of bank-owned life insurance	286,932	284,801	277,776
Receivable on unsettled securities sales	18,199	17,174	190,688
Other assets	396,111	359,894	368,025
TOTAL ASSETS	$27,364,714	$27,015,432	$27,447,158

LIABILITIES AND EQUITY
Deposits:
Demand	$7,472,287	$7,316,277	$6,900,860
Interest-bearing transaction	9,899,656	9,934,051	9,742,302
Savings	355,596	323,006	317,075
Time	2,662,174	2,695,993	2,900,054
Total deposits	20,389,713	20,269,327	19,860,291
Funds purchased	1,166,178	868,081	853,843
Repurchase agreements	777,108	813,454	806,526
Other borrowings	1,031,693	1,040,353	1,733,047
Subordinated debentures	347,846	347,802	347,674
Accrued interest, taxes, and expense	160,351	194,870	192,358
Due on unsettled securities purchases	39,641	45,740	158,984
Derivative contracts, net	185,499	247,185	251,836
Other liabilities	122,086	133,647	194,707
TOTAL LIABILITIES	24,220,115	23,960,459	24,399,266
Shareholders' equity:
Capital, surplus and retained earnings	3,103,130	3,045,672	2,878,575
Accumulated other comprehensive income (loss)	6,795	(25,623)	133,383
TOTAL SHAREHOLDERS' EQUITY	3,109,925	3,020,049	3,011,958
Non-controlling interests	34,674	34,924	35,934
TOTAL EQUITY	3,144,599	3,054,973	3,047,892
TOTAL LIABILITIES AND EQUITY	$27,364,714	$27,015,432	$27,447,158

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
ASSETS
Interest-bearing cash and cash equivalents	$549,473	$559,918	$654,591	$408,224	$388,132
Trading securities	92,409	127,011	124,689	181,866	162,353
Investment securities	671,756	672,722	621,104	610,940	534,772
Available for sale securities	10,076,942	10,434,810	10,558,677	11,060,700	11,292,181
Fair value option securities	165,515	167,490	169,299	216,312	251,725
Restricted equity securities	85,234	123,009	155,938	144,332	80,433
Residential mortgage loans held for sale	185,196	217,811	225,789	261,977	216,816
Loans:
Commercial	7,971,712	7,737,883	7,602,950	7,606,919	7,498,905
Commercial real estate	2,605,264	2,352,915	2,359,120	2,286,674	2,309,988
Residential mortgage	1,998,620	1,998,980	2,043,332	2,013,004	2,034,315
Consumer	372,330	371,798	396,694	370,847	381,752
Total loans	12,947,926	12,461,576	12,402,096	12,277,444	12,224,960
Allowance for loan losses	(186,979)	(193,309)	(201,616)	(206,807)	(214,017)
Total loans, net	12,760,947	12,268,267	12,200,480	12,070,637	12,010,943
Total earning assets	24,587,472	24,571,038	24,710,567	24,954,988	24,937,355
Cash and due from banks	473,758	324,349	386,331	546,558	465,412
Derivative contracts, net	287,363	314,530	377,664	401,485	286,772
Cash surrender value of bank-owned life insurance	285,592	283,289	280,909	278,501	275,705
Receivable on unsettled securities sales	114,708	83,016	90,014	135,964	178,561
Other assets	1,489,875	1,526,566	1,409,247	1,341,828	1,369,626
TOTAL ASSETS	$27,238,768	$27,102,788	$27,254,732	$27,659,324	$27,513,431

LIABILITIES AND EQUITY
Deposits:
Demand	$7,312,076	$7,356,063	$7,110,079	$6,888,983	$7,002,046
Interest-bearing transaction	9,900,823	9,486,136	9,276,136	9,504,128	9,836,204
Savings	336,576	323,123	317,912	315,421	296,319
Time	2,686,041	2,710,019	2,742,970	2,818,533	2,913,999
Total deposits	20,235,516	19,875,341	19,447,097	19,527,065	20,048,568
Funds purchased	1,021,755	748,074	776,356	789,302	1,155,983
Repurchase agreements	773,127	752,286	799,175	819,373	878,679
Other borrowings	1,038,747	1,551,591	2,175,747	2,172,417	863,360
Subordinated debentures	347,824	347,781	347,737	347,695	347,654
Derivative contracts, net	258,729	294,315	330,819	334,877	220,037
Due on unsettled securities purchases	116,295	152,078	111,998	330,926	665,175
Other liabilities	341,701	327,519	300,880	310,015	336,136
TOTAL LIABILITIES	24,133,694	24,048,985	24,289,809	24,631,670	24,515,592
Total equity	3,105,074	3,053,803	2,964,923	3,027,654	2,997,839
TOTAL LIABILITIES AND EQUITY	$27,238,768	$27,102,788	$27,254,732	$27,659,324	$27,513,431

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

Interest revenue	$179,120	$190,046
Interest expense	16,478	18,594
Net interest revenue	162,642	171,452
Provision for credit losses	—	(8,000)
Net interest revenue after provision for credit losses	162,642	179,452
Other operating revenue:
Brokerage and trading revenue	29,516	31,751
Transaction card revenue	29,134	27,692
Fiduciary and asset management revenue	25,722	22,313
Deposit service charges and fees	22,689	22,966
Mortgage banking revenue	22,844	39,976
Bank-owned life insurance	2,106	3,226
Other revenue	8,852	9,140
Total fees and commissions	140,863	157,064
Gain (loss) on other assets, net	(4,264)	467
Gain (loss) on derivatives, net	968	(941)
Gain (loss) on fair value option securities, net	2,660	(3,171)
Change in fair value of mortgage servicing rights	(4,461)	2,658
Gain on available for sale securities, net	1,240	4,855
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in (reclassified from) other comprehensive income	—	(247)
Net impairment losses recognized in earnings	—	(247)
Total other operating revenue	137,006	160,685
Other operating expense:
Personnel	104,433	125,654
Business promotion	5,841	5,453
Charitable contributions to BOKF Foundation	2,420	—
Professional fees and services	7,565	6,985
Net occupancy and equipment	16,896	16,481
Insurance	4,541	3,745
Data processing and communications	27,135	25,450
Printing, postage and supplies	3,541	3,674
Net losses and operating expenses of repossessed assets	1,432	1,246
Amortization of intangible assets	816	876
Mortgage banking costs	3,634	7,354
Other expense	6,850	7,064
Total other operating expense	185,104	203,982

Net income before taxes	114,544	136,155
Federal and state income taxes	37,501	47,096

Net income	77,043	89,059
Net income attributable to non-controlling interests	453	1,095
Net income attributable to BOK Financial Corporation shareholders	$76,590	$87,964

Average shares outstanding:
Basic	68,273,685	67,814,550
Diluted	68,436,478	68,040,180

Net income per share:
Basic	$1.11	$1.28
Diluted	$1.11	$1.28

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Capital:
Period-end shareholders' equity	$3,109,925	$3,020,049	$2,991,244	$2,957,637	$3,011,958
Risk weighted assets	$19,720,418	$19,389,381	$19,366,620	$19,157,978	$18,756,648
Risk-based capital ratios:
Tier 1	13.77%	13.77%	13.51%	13.37%	13.35%
Total capital	15.55%	15.56%	15.35%	15.28%	15.68%
Leverage ratio	10.17%	10.05%	9.80%	9.43%	9.28%
Tangible common equity ratio[1]	10.06%	9.90%	9.73%	9.38%	9.70%
Tier 1 common equity ratio	13.59%	13.59%	13.33%	13.19%	13.16%

Common stock:
Book value per share	$45.00	$43.88	$43.49	$43.03	$43.85
Market value per share:
High	$69.69	$66.32	$69.36	$65.95	$62.77
Low	$62.34	$60.81	$62.93	$60.52	$55.05
Cash dividends paid	$27,637	$27,523	$26,135	$26,118	$26,067
Dividend payout ratio	36.08%	37.72%	34.51%	32.68%	29.63%
Shares outstanding, net	69,111,167	68,829,450	68,787,584	68,739,208	68,687,718

Performance ratios (quarter annualized):
Return on average assets	1.14%	1.07%	1.10%	1.16%	1.30%
Return on average equity	10.00%	9.48%	10.13%	10.59%	11.90%
Net interest margin	2.71%	2.74%	2.75%	2.80%	2.90%
Efficiency ratio	59.69%	68.50%	66.03%	63.11%	61.04%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,109,925	$3,020,049	$2,991,244	$2,957,637	$3,011,958
Less: Goodwill and intangible assets, net	(396,131)	(384,323)	(385,166)	(386,001)	(386,876)
Tangible common equity	$2,713,794	$2,635,726	$2,606,078	$2,571,636	$2,625,082

Total assets	$27,364,714	$27,015,432	$27,166,367	$27,808,200	$27,447,158
Less: Goodwill and intangible assets, net	(396,131)	(384,323)	(385,166)	(386,001)	(386,876)
Tangible assets	$26,968,583	$26,631,109	$26,781,201	$27,422,199	$27,060,282

Tangible common equity ratio	10.06%	9.90%	9.73%	9.38%	9.70%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Other data:
Fiduciary assets	$31,296,565	$30,137,092	$29,593,140	$28,280,214	$27,606,180
Mortgage servicing portfolio	$14,045,642	$13,718,942	$13,298,479	$12,741,651	$12,272,691
Mortgage commitments	$387,755	$258,873	$351,196	$547,508	$466,571
Mortgage loans funded for sale	$727,516	$848,870	$1,080,167	$1,196,038	$956,315
Mortgage loan refinances to total fundings	32%	29%	30%	48%	62%
Tax equivalent adjustment	$2,551	$2,467	$2,565	$2,647	$2,619
Net unrealized gain (loss) on available for sale securities	$15,446	$(37,929)	$7,425	$42,233	$228,620

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$968	$(931)	$31	$(2,526)	$(1,654)
Gain (loss) on fair value option securities, net	2,585	(3,013)	(89)	(9,102)	(3,232)
Gain (loss) on economic hedge of mortgage servicing rights	3,553	(3,944)	(58)	(11,628)	(4,886)
Gain (loss) on changes in fair value of mortgage servicing rights	(4,461)	6,093	(346)	14,315	2,658
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(908)	$2,149	$(404)	$2,687	$(2,228)

Net interest revenue on fair value option securities	$790	$811	$741	$910	$828

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Interest revenue	$179,120	$183,120	$185,428	$186,777	$190,046
Interest expense	16,478	16,876	17,539	17,885	18,594
Net interest revenue	162,642	166,244	167,889	168,892	171,452
Provision for credit losses	—	(11,400)	(8,500)	—	(8,000)
Net interest revenue after provision for credit losses	162,642	177,644	176,389	168,892	179,452
Other operating revenue:
Brokerage and trading revenue	29,516	28,515	32,338	32,874	31,751
Transaction card revenue	29,134	29,134	30,055	29,942	27,692
Fiduciary and asset management revenue	25,722	25,074	23,892	24,803	22,313
Deposit service charges and fees	22,689	23,440	24,742	23,962	22,966
Mortgage banking revenue	22,844	21,876	23,486	36,596	39,976
Bank-owned life insurance	2,106	2,285	2,408	2,236	3,226
Other revenue	8,852	12,048	8,314	8,760	9,140
Total fees and commissions	140,863	142,372	145,235	159,173	157,064
Gain (loss) on other assets, net	(4,264)	651	(377)	(1,666)	467
Gain (loss) on derivatives, net	968	(930)	31	(2,527)	(941)
Gain (loss) on fair value option securities, net	2,660	(2,805)	(80)	(9,156)	(3,171)
Change in fair value of mortgage servicing rights	(4,461)	6,093	(346)	14,315	2,658
Gain on available for sale securities, net	1,240	1,634	478	3,753	4,855
Total other-than-temporary impairment losses	—	—	(1,436)	(1,138)	—
Portion of loss recognized in (reclassified from) other comprehensive income	—	—	(73)	586	(247)
Net impairment losses recognized in earnings	—	—	(1,509)	(552)	(247)
Total other operating revenue	137,006	147,015	143,432	163,340	160,685
Other operating expense:
Personnel	104,433	125,662	125,799	128,110	125,654
Business promotion	5,841	6,020	5,355	5,770	5,453
Charitable contributions to BOKF Foundation	2,420	—	2,062	—	—
Professional fees and services	7,565	10,003	7,183	8,381	6,985
Net occupancy and equipment	16,896	19,103	17,280	16,909	16,481
Insurance	4,541	4,394	3,939	4,044	3,745
Data processing and communications	27,135	28,196	25,695	26,734	25,450
Printing, postage and supplies	3,541	3,126	3,505	3,580	3,674
Net losses and operating expenses of repossessed assets	1,432	1,618	2,014	282	1,246
Amortization of intangible assets	816	842	835	875	876
Mortgage banking costs	3,634	7,071	8,753	7,910	7,354
Other expense	6,850	9,384	7,878	8,326	7,064
Total other operating expense	185,104	215,419	210,298	210,921	203,982
Net income before taxes	114,544	109,240	109,523	121,311	136,155
Federal and state income taxes	37,501	35,318	33,461	41,423	47,096
Net income	77,043	73,922	76,062	79,888	89,059
Net income (loss) attributable to non-controlling interests	453	946	324	(43)	1,095
Net income attributable to BOK Financial Corporation shareholders	$76,590	$72,976	$75,738	$79,931	$87,964

Average shares outstanding:
Basic	68,273,685	68,095,254	68,049,179	67,993,822	67,814,550
Diluted	68,436,478	68,293,758	68,272,861	68,212,497	68,040,180
Net income per share:
Basic	$1.11	$1.06	$1.10	$1.16	$1.28
Diluted	$1.11	$1.06	$1.10	$1.16	$1.28

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Commercial:
Energy	$2,344,072	$2,351,760	$2,311,991	$2,384,746	$2,349,432
Services	2,232,471	2,282,210	2,148,551	2,204,253	2,114,799
Wholesale/retail	1,225,990	1,201,364	1,181,806	1,175,543	1,085,000
Manufacturing	444,215	391,751	382,460	386,133	399,818
Healthcare	1,396,562	1,274,246	1,160,212	1,118,810	1,081,636
Integrated food services	126,514	150,494	141,440	163,551	173,800
Other commercial and industrial	281,882	291,396	244,615	275,084	213,820
Total commercial	8,051,706	7,943,221	7,571,075	7,708,120	7,418,305

Commercial real estate:
Residential construction and land development	184,820	206,258	216,456	225,654	237,829
Retail	640,506	586,047	556,918	553,412	584,279
Office	436,264	411,499	422,043	459,558	420,644
Multifamily	662,674	576,502	520,454	500,452	460,474
Industrial	305,207	243,877	245,022	253,990	237,049
Other commercial real estate	401,936	391,170	388,336	324,030	344,885
Total commercial real estate	2,631,407	2,415,353	2,349,229	2,317,096	2,285,160

Residential mortgage:
Permanent mortgage	1,033,572	1,062,744	1,078,661	1,095,871	1,091,575
Permanent mortgages guaranteed by U.S. government agencies	184,822	181,598	163,919	156,887	162,419
Home equity	800,281	807,684	792,185	787,027	758,456
Total residential mortgage	2,018,675	2,052,026	2,034,765	2,039,785	2,012,450

Consumer	376,066	381,664	395,031	375,781	377,649

Total	$13,077,854	$12,792,264	$12,350,100	$12,440,782	$12,093,564

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Bank of Oklahoma:
Commercial	$2,782,997	$2,902,140	$2,801,979	$2,993,247	$2,853,608
Commercial real estate	593,282	602,010	564,141	569,780	568,500
Residential mortgage	1,505,702	1,524,212	1,497,027	1,503,457	1,468,434
Consumer	179,733	192,283	207,360	211,744	207,662
Total Bank of Oklahoma	5,061,714	5,220,645	5,070,507	5,278,228	5,098,204

Bank of Texas:
Commercial	3,161,203	3,052,274	2,858,970	2,849,888	2,718,050
Commercial real estate	969,804	816,574	853,857	813,659	800,577
Residential mortgage	256,332	260,544	263,945	263,916	272,406
Consumer	136,782	131,297	129,144	105,390	110,060
Total Bank of Texas	4,524,121	4,260,689	4,105,916	4,032,853	3,901,093

Bank of Albuquerque:
Commercial	351,454	342,336	325,542	296,036	271,075
Commercial real estate	305,080	308,829	306,914	314,871	332,928
Residential mortgage	131,932	133,900	131,756	133,058	129,727
Consumer	12,972	13,842	14,583	14,364	14,403
Total Bank of Albuquerque	801,438	798,907	778,795	758,329	748,133

Bank of Arkansas:
Commercial	73,804	81,556	73,063	61,414	54,191
Commercial real estate	81,181	78,264	84,364	85,546	88,264
Residential mortgage	7,898	7,922	10,466	10,691	11,285
Consumer	6,881	8,023	9,426	11,819	13,943
Total Bank of Arkansas	169,764	175,765	177,319	169,470	167,683

Colorado State Bank & Trust:
Commercial	825,315	735,626	748,331	786,262	822,942
Commercial real estate	213,850	190,355	158,320	146,137	171,251
Residential mortgage	57,345	62,821	66,475	62,490	56,052
Consumer	22,095	22,686	22,592	23,148	20,990
Total Colorado State Bank & Trust	1,118,605	1,011,488	995,718	1,018,037	1,071,235

Bank of Arizona:
Commercial	453,799	417,702	379,817	355,698	326,266
Commercial real estate	301,266	257,477	250,129	258,938	229,020
Residential mortgage	42,899	47,111	49,109	51,774	54,285
Consumer	7,145	7,887	7,059	4,947	5,664
Total Bank of Arizona	805,109	730,177	686,114	671,357	615,235

Bank of Kansas City:
Commercial	403,134	411,587	383,373	365,575	372,173
Commercial real estate	166,944	161,844	131,504	128,165	94,620
Residential mortgage	16,567	15,516	15,987	14,399	20,261
Consumer	10,458	5,646	4,867	4,369	4,927
Total Bank of Kansas City	597,103	594,593	535,731	512,508	491,981

TOTAL BOK FINANCIAL	$13,077,854	$12,792,264	$12,350,100	$12,440,782	$12,093,564

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Bank of Oklahoma:
Demand	$3,476,876	$3,432,940	$3,442,831	$3,552,328	$3,591,661
Interest-bearing:
Transaction	6,148,712	6,318,045	5,565,462	5,644,959	6,132,736
Savings	211,770	191,880	189,186	185,345	185,363
Time	1,209,002	1,214,507	1,197,617	1,179,869	1,264,365
Total interest-bearing	7,569,484	7,724,432	6,952,265	7,010,173	7,582,464
Total Bank of Oklahoma	11,046,360	11,157,372	10,395,096	10,562,501	11,174,125

Bank of Texas:
Demand	2,513,729	2,481,603	2,498,668	2,299,632	2,098,891
Interest-bearing:
Transaction	1,967,107	1,966,580	1,853,586	1,931,758	1,979,318
Savings	70,890	64,632	63,368	63,745	63,218
Time	621,925	638,465	667,873	692,888	717,974
Total interest-bearing	2,659,922	2,669,677	2,584,827	2,688,391	2,760,510
Total Bank of Texas	5,173,651	5,151,280	5,083,495	4,988,023	4,859,401

Bank of Albuquerque:
Demand	524,191	502,395	491,894	455,580	446,841
Interest-bearing:
Transaction	516,734	529,140	541,565	525,481	513,774
Savings	37,481	33,944	34,003	34,096	35,560
Time	320,352	327,281	334,946	346,506	354,303
Total interest-bearing	874,567	890,365	910,514	906,083	903,637
Total Bank of Albuquerque	1,398,758	1,392,760	1,402,408	1,361,663	1,350,478

Bank of Arkansas:
Demand	40,026	38,566	33,378	31,778	32,761
Interest-bearing:
Transaction	212,144	144,018	205,891	187,223	156,079
Savings	2,264	1,986	1,919	1,974	2,642
Time	32,312	32,949	35,184	37,272	41,613
Total interest-bearing	246,720	178,953	242,994	226,469	200,334
Total Bank of Arkansas	286,746	217,519	276,372	258,247	233,095

Colorado State Bank & Trust:
Demand	399,820	409,942	375,060	367,407	298,470
Interest-bearing:
Transaction	536,438	541,675	536,734	519,584	528,060
Savings	28,973	26,880	27,782	27,948	27,187
Time	399,948	407,088	424,225	451,168	461,496
Total interest-bearing	965,359	975,643	988,741	998,700	1,016,743
Total Colorado State Bank & Trust	1,365,179	1,385,585	1,363,801	1,366,107	1,315,213

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Bank of Arizona:
Demand	265,149	204,092	188,365	186,382	157,754
Interest-bearing:
Transaction	409,200	364,736	339,158	376,305	378,420
Savings	2,711	2,432	2,511	2,238	2,122
Time	37,989	34,391	36,285	35,490	34,690
Total interest-bearing	449,900	401,559	377,954	414,033	415,232
Total Bank of Arizona	715,049	605,651	566,319	600,415	572,986

Bank of Kansas City:
Demand	252,496	246,739	301,780	252,216	274,482
Interest-bearing:
Transaction	109,321	69,857	77,414	81,250	53,915
Savings	1,507	1,252	1,080	1,029	983
Time	40,646	41,312	23,890	24,779	25,613
Total interest-bearing	151,474	112,421	102,384	107,058	80,511
Total Bank of Kansas City	403,970	359,160	404,164	359,274	354,993

TOTAL BOK FINANCIAL	$20,389,713	$20,269,327	$19,491,655	$19,496,230	$19,860,291

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.20%	0.18%	0.22%	0.27%	0.19%
Trading securities	2.85%	1.73%	2.25%	2.40%	2.13%
Investment securities:
Taxable	5.64%	5.75%	5.78%	5.88%	5.88%
Tax-exempt	1.67%	1.66%	1.60%	1.88%	2.38%
Total investment securities	3.04%	3.12%	3.22%	3.58%	4.17%
Available for sale securities:
Taxable	1.90%	1.89%	1.92%	1.94%	2.09%
Tax-exempt	3.11%	2.74%	2.81%	3.59%	3.39%
Total available for sale securities	1.91%	1.89%	1.93%	1.96%	2.11%
Fair value option securities	1.99%	2.06%	1.80%	1.92%	2.06%
Restricted equity securities	4.68%	5.06%	3.05%	4.05%	4.30%
Residential mortgage loans held for sale	3.46%	4.16%	3.87%	3.54%	3.36%
Loans	3.89%	4.01%	4.06%	4.12%	4.20%
Allowance for loan losses
Loans, net of allowance	3.95%	4.07%	4.13%	4.19%	4.27%
Total tax-equivalent yield on earning assets	2.99%	3.02%	3.03%	3.10%	3.21%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.10%	0.11%	0.11%	0.12%	0.13%
Savings	0.12%	0.12%	0.13%	0.15%	0.16%
Time	1.56%	1.55%	1.55%	1.57%	1.62%
Total interest-bearing deposits	0.41%	0.42%	0.43%	0.44%	0.46%
Funds purchased	0.06%	0.08%	0.07%	0.10%	0.13%
Repurchase agreements	0.08%	0.06%	0.06%	0.06%	0.07%
Other borrowings	0.40%	0.31%	0.28%	0.27%	0.49%
Subordinated debt	2.52%	2.48%	2.52%	2.54%	2.52%
Total cost of interest-bearing liabilities	0.41%	0.42%	0.42%	0.43%	0.46%
Tax-equivalent net interest revenue spread	2.58%	2.60%	2.61%	2.67%	2.75%
Effect of noninterest-bearing funding sources and other	0.13%	0.14%	0.14%	0.13%	0.15%
Tax-equivalent net interest margin	2.71%	2.74%	2.75%	2.80%	2.90%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Nonperforming assets:
Nonaccruing loans:
Commercial	$19,047	$16,760	$19,522	$20,869	$19,861
Commercial real estate	39,305	40,850	52,502	58,693	65,175
Residential mortgage	45,380	42,320	39,256	40,534	45,426
Consumer	974	1,219	1,624	2,037	2,171
Total nonaccruing loans	104,706	101,149	112,904	122,133	132,633
Accruing renegotiated loans guaranteed by U.S. government agencies	55,507	54,322	50,099	48,733	47,942
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	45,638	37,431	37,906	32,155	27,864
Other	49,877	54,841	70,216	77,957	74,837
Total real estate and other repossessed assets	95,515	92,272	108,122	110,112	102,701
Total nonperforming assets	$255,728	$247,743	$271,125	$280,978	$283,276
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$153,011	$155,213	$182,543	$200,007	$207,256

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$1,759	$1,860	$1,953	$2,277	$2,377
Services	4,581	4,922	6,927	7,448	9,474
Wholesale / retail	6,854	6,969	7,223	6,700	2,239
Manufacturing	3,565	592	843	876	1,848
Healthcare	1,443	1,586	1,733	2,670	2,962
Integrated food services	—	—	—	—	—
Other commercial and industrial	845	831	843	898	961
Total commercial	19,047	16,760	19,522	20,869	19,861
Commercial real estate:
Residential construction and land development	16,547	17,377	20,784	21,135	23,462
Retail	4,626	4,857	7,914	8,406	8,921
Office	6,301	6,391	6,838	7,828	12,851
Multifamily	—	7	4,350	6,447	4,501
Industrial	886	252	—	—	2,198
Other commercial real estate	10,945	11,966	12,616	14,877	13,242
Total commercial real estate	39,305	40,850	52,502	58,693	65,175
Residential mortgage:
Permanent mortgage	36,342	34,279	31,797	32,747	38,153
Permanent mortgage guaranteed by U.S. government agencies	1,572	777	577	83	214
Home equity	7,466	7,264	6,882	7,704	7,059
Total residential mortgage	45,380	42,320	39,256	40,534	45,426
Consumer	974	1,219	1,624	2,037	2,171
Total nonaccruing loans	$104,706	$101,149	$112,904	$122,133	$132,633

Performing loans 90 days past due[1]	$1,991	$1,415	$188	$2,460	$4,229

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Gross charge-offs	$(2,848)	$(3,113)	$(4,708)	$(8,552)	$(8,909)
Recoveries	5,360	6,068	4,409	6,210	6,557
Net recoveries (charge-offs)	$2,512	$2,955	$(299)	$(2,342)	$(2,352)

Provision for credit losses	$—	$(11,400)	$(8,500)	$—	$(8,000)

Allowance for loan losses to period end loans	1.44%	1.45%	1.57%	1.63%	1.70%
Combined allowance for credit losses to period end loans	1.45%	1.47%	1.59%	1.65%	1.71%
Nonperforming assets to period end loans and repossessed assets	1.94%	1.92%	2.18%	2.24%	2.32%
Net charge-offs (annualized) to average loans	(0.08)%	(0.09)%	0.01%	0.08%	0.08%
Allowance for loan losses to nonaccruing loans	179.86%	183.29%	172.12%	166.31%	155.29%
Combined allowance for credit losses to nonaccruing loans	181.46%	185.35%	173.54%	167.63%	156.12%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.